EXHIBIT I

                                   JOINT FILING AGREEMENT
                                   ----------------------

         Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.

               Dated: July 10, 2001

               AXA Financial, Inc.

               BY: /s/ Alvin H. Fenichel
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                  Alvin H. Fenichel
                  Senior Vice President and Controller


         AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Conseil Vie Assurance Mutuelle; AXA Courtage Assurance Mutuelle, as a group, and AXA

               Signed on behalf of each of the above entities

               BY: /s/ Alvin H. Fenichel
                  -----------------------------------------
                  Alvin H. Fenichel
                  Attorney-in-Fact
                  (Executed pursuant to Powers of Attorney)